Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Patrick J.Crowley

U.S. Bank Trust National Association

100 Wall Street, Suite 1600

New York, NY 10005

Telephone (212) 361-2505

(Name, address and telephone number of agent for service)

AUTOLIV, INC.

(Issuer with respect to the Securities)

Delaware	51-0378542
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

World Trade Center, Klarabergsviadukten 70, Box 70381, Stockholm, Sweden	SE-107 24
(Address of Principal Executive Offices)	(Zip Code)

Subordinated Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Not applicable because, to the best of Trustee’s knowledge, the Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.*

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4. A copy of the existing bylaws of the Trustee.**

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7. Report of Condition of the Trustee as of December 31, 2008 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 23rd of March, 2009.

By:	/s/ Patrick J. Crowley
Name:	Patrick J. Crowley
Title:	Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 23, 2009

By:	/s/ Patrick J. Crowley
Name:	Patrick J. Crowley
Title:	Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2008

($000’s)

12/31/2008
Assets
Cash and Balances Due From Depository Institutions	$8,077,564
Securities	37,455,111
Federal Funds	3,290,350
Loans & Lease Financing Receivables	180,437,040
Fixed Assets	4,522,546
Intangible Assets	12,495,040
Other Assets	15,497,940

Total Assets	$261,775,591

Liabilities
Deposits	$171,980,048
Fed Funds	11,861,941
Treasury Demand Notes	0
Trading Liabilities	1,919,265
Other Borrowed Money	39,187,106
Acceptances	0
Subordinated Notes and Debentures	7,329,967
Other Liabilities	6,647,510

Total Liabilities	$238,925,837

Equity
Minority Interest in Subsidiaries	$1,664,422
Common and Preferred Stock	18,200
Surplus	12,597,620
Undivided Profits	8,569,512

Total Equity Capital	$22,849,754

Total Liabilities and Equity Capital	$261,775,591

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Patrick J. Crowley
Name:	Patrick J. Crowley
Title:	Vice President

Date: March 23, 2009

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